Exhibit 10.4

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASTER MARKETING AND DEVELOPMENT AGREEMENT

This Master Marketing and Development Agreement is entered into and made effective as of this 7th day of July, 2009 (the “Effective Date”), by and between TiVo Inc., a Delaware corporation having its principal place of business at 2160 Gold Street, Alviso, California, USA 95002 (“TiVo”), and Best Buy Stores, L.P., a Virginia limited partnership having its principal place of business at 7601 Penn Avenue South, Richfield, MN, USA 55423 (“BBY”).

RECITALS

WHEREAS, TiVo is a leading provider of technology and services for digital video recorders (“DVRs”) and has developed certain technology that enables consumers to search, browse, and record television programs to a digital storage medium and control a television display, including, without limitation, pausing, fast forwarding and rewinding live and recorded television;

WHEREAS, BBY is a leading retailer of consumer electronic devices, including TiVo DVRs, and media content;

WHEREAS, the parties desire to develop jointly their respective video service offerings by advancing distribution of TiVo-enabled devices into consumer homes and by enabling access to and jointly marketing content and other services through such devices, in which the parties shall each economically participate;

WHEREAS, the parties desire to undertake and commercialize the product integration efforts and marketing initiatives further described in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, BBY and TiVo agree as follows:

AGREEMENT

1. DEFINITIONS. The following capitalized terms in this Agreement shall have the following meanings.

1.1 “Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls a Party, (b) is owned or controlled by a Party or (c) is under common control or ownership with a Party.

1.2 “Agency” shall mean any regulatory authority, body, council or agency having jurisdiction over either Party or the performance of the Services hereunder.

1.3 “Agreement” shall mean this Master Marketing and Development Agreement between BBY and TiVo, and all exhibits, schedules and attachments hereto, as the same may be amended or supplemented from time to time.

CONFIDENTIAL

1.4 “Applicable Law” shall mean all applicable federal, state, local and foreign laws, government rules and regulations and Agency supervisory issuances and court orders as are in effect and as are applicable to the performance of obligations or exercise of duties pursuant to this Agreement.

1.5 “BBY Competitor” means those entities listed on Schedule 1.5, which schedule may be amended by mutual agreement of both parties.

1.6 “[*]” means any and all information collected directly by [*].

1.7 “BBY Mark” shall have the meaning set forth in Section 10.4.

1.8 “BBY Marketing Commitment” shall mean the [*] value (as described in Section 5.1) of the marketing and promotional activities that shall be undertaken by BBY in support of sales of TiVo-enabled DVRs (excluding any MSO/DBS Devices) through the BBY Retail Channel.

1.9 “BBY Retail Channel” means the physical stores and e-commerce website in each case owned and operated by BBY for the distribution of consumer electronic devices and media content. For the avoidance of doubt, the BBY Retail Channel shall not include any Existing Platforms or other TiVo-enabled DVRs sold through the BBY Retail Channel prior to the earlier of the Media Application Launch Date [*] or any MSO/DBS Device regardless of whether or when distributed in a store or e-commerce site that is part of the BBY Retail Channel.

1.10 “[*]” shall mean any content provider or other service that is owned, controlled or operated by BBY that achieves and maintains interoperability with the TiVo Service, including the [*] or any other service that is integrated with the TiVo service [*].

1.11 “BBY Technology” shall mean all Technology and related elements in oral, demonstrative, written, graphic or machine-readable form, either owned by BBY as of the Effective Date or developed thereafter by BBY or by third parties for BBY. BBY Technology does not include any element, segment or component of TiVo Technology.

1.12 “[*]”[*].

1.13 “Claim Notice” shall have the meaning set forth in Section 12.3(a).

1.14 “Confidential Information” shall mean any and all information, whether written or oral and in any medium, relating to or disclosed in this Agreement, or by a Party or its Affiliates in the course of performing under or exercising its rights under this Agreement, including information disclosed by either Party or its Affiliates to the other prior to the execution of this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, without limitation: (a) all information related to sales of products, such as raw data, reports, and compilations of such data or information (including, but not limited to, information provided pursuant to the terms of this Agreement), (b) information relating to the services performed

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under this Agreement, including the financial terms, (c) work papers, analyses, compilations, projections, and statistical data, (d) product cost or sale information or data, (e) identities of any current or pending or future vendors or planned products and services to be offered or withdrawn, including any terms of either party’s contracts with third parties, (f) planned and future promotions and grand opening dates, (g) business plans and forecasts, (h) [*], (i) [*], and (j) any other document which is specifically marked or communicated by the disclosing party as “confidential” or “proprietary” or some similar designation. Further, except as may otherwise be agreed by the Parties in accordance with the provisions of Section 15.10, the terms and conditions of this Agreement (as well as all information regarding the negotiation of this Agreement) and the relationship between the Parties under this Agreement shall be deemed to be Confidential Information of each of the Parties. Notwithstanding the foregoing, Confidential Information shall not include information that (a) is or becomes generally available to the public through no fault of the receiving Party (or any person acting on its behalf); (b) was previously rightfully known to the receiving Party free of any obligation to keep it confidential; (c) is subsequently disclosed to the receiving Party by a third party that may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; or (d) is independently developed by the receiving Party or a third party, to the extent legally permissible, without reference to the disclosing Party’s Confidential Information.

1.15 “Consumer Data” means the [*], the [*], or both, as context may dictate.

1.16 “Control” and its derivatives, whether or not capitalized, shall mean, with respect to any Person, the legal, beneficial or equitable ownership, directly or indirectly, of greater than fifty percent (50%) of the capital stock or other equity ownership interest of such Person ordinarily having voting rights, or the power in fact to direct or cause the direction of the management of such Person or to elect the majority of such Person’s board of directors.

1.17 “Deliverable” shall mean the express deliverables that are identified in a given Statement of Work and that are provided by one Party to the other Party pursuant to such Statement of Work.

1.18 “Documentation” shall mean the written instruction manuals, on-line help files, and other technical information and material, in written or electronic form, regarding the use of any TiVo Deliverables or TiVo Service that TiVo makes available to BBY.

1.19 “Existing Platforms” shall mean the TiVo DVR platforms that are, as of the Effective Date, either in use by TiVo Users or currently being sold to consumers in retail outlets, including the DVRs referred to internally by TiVo as “Series2”, “Series3”, “TiVo HD”, and “TiVo HD XL”. Existing Platforms exclude TiVo DVRs that are MSO/DBS Devices.

1.20 “Existing Platform Interface” shall mean the TiVo interface utilized on the Existing Platform.

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1.21 “Fiscal Year” shall mean each BBY fiscal year ending February 28 (or 29) of the identified year (e.g. Fiscal Year 2011 refers to BBY’s fiscal year ending February 28, 2011).

1.22 “Force Majeure Event” shall have the meaning set forth in Section 15.1(a).

1.23 “Improvement” means, with respect to an item of Technology, any modification, improvement, extension, addition, development or derivative work of such item developed by either Party.

1.24 “Indemnified Party” shall have the meaning set forth in Section 12.3(a).

1.25 “Indemnifying Party” shall have the meaning set forth in Section 12.3(a).

1.26 “Indemnity Claim” shall have the meaning set forth in Section 12.3(a).

1.27 “Intellectual Property Rights” shall mean, to the extent that any of the following are recognized in any country or jurisdiction in the world: intellectual property and proprietary rights, whether registered or unregistered, including, without limitation, copyrights; patent rights (including, without limitation, applications for patent protection); publicity rights; trade secret rights; registered or otherwise protected trademarks, trade names and service marks; and protections from trademark dilution.

1.28 “Launch Date” shall mean the date on which the applicable development work described in a given Statement of Work shall be made first commercially available.

1.29 “Licensed Titles” shall mean electronic audio [*] titles which are packaged and merchandised for access or purchase by customers through the [*].

1.30 “Look and Feel” shall mean the overall appearance and presentation of a Person’s website, application or digital service, including, without limitation, graphics, artwork, color schemes, layout, navigation, mouseovers, organization and code developed specifically for such website, application or digital service.

1.31 “Losses” shall mean any and all losses, demands, liabilities, costs, or expenses, including without limitation reasonable attorneys’ fees, arising out of any claim by a third party.

1.32 “Media Application” shall mean the software owned by TiVo and its licensors, [*]. The Media Application will aggregate content offerings from all sources (including off-air, cable, satellite, and a variety of broadband TV destinations, as applicable to the device) into a universal search and browse experience. It is understood that upon execution of a Statement of Work relating to the [*] and the commercial launch thereof, the Parties intend to undertake the same development projects and commitments with respect to the [*] as they undertake with respect to the Media Application [*].

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1.33 “Media Application Launch Date” shall mean the date that the Media Application is first made commercially available on TiVo devices for sale through the BBY Retail Channel.

1.34 “MSO/DBS Devices” shall mean equipment that directly facilitates MSO/DBS connectivity and is owned and/or controlled by cable, satellite, or other multichannel video programming distributors, including the cobranded TiVo/DirecTV box and other similar co-branded, prepackaged boxes, whose interfaces incorporate the TiVo Service, even if the DVRs that are distributed in connection with such platforms are offered for sale and/or distributed through the BBY Retail Channels and/or Other Retail Channels. For the avoidance of doubt, standalone TiVo boxes that incorporate a cable card (e.g., fitted by a BBY employee) and that subscribe to the TiVo Service directly through TiVo are NOT considered MSO/DBS Devices. TiVo interfaces embodied on MSO/DBS Devices are excluded from TiVo’s obligations hereunder.

1.35 “[*]” shall mean the [*].

1.36 “[*] Initiative” shall mean the development work that the Parties may undertake to integrate the [*] with the TiVo Service, as described in Section 4.2.

1.37 “[*]” shall mean the gross amount collected by [*] from any third party in connection with the [*] that is distributed to the [*] less (i) [*]; (ii) [*]; and (iii) [*].

1.38 “Net Revenue” shall mean the gross amount collected by [*] from any third party in connection with the [*] on the [*] less (i) [*]; (ii) [*]; and (iii) [*].

1.39 “[*]” shall mean the version of the Media Application that may be developed by the Parties pursuant to a Statement of Work to be mutually agreed, which will [*].

1.40 “[*]” shall mean any and all physical retail stores and/or e-commerce websites [*].

1.41 “Party” or “Parties” shall mean individually or collectively, as the case may be, BBY and TiVo and any and all permitted successors and assigns.

1.42 “Person” shall mean any individual, firm, corporation, business trust, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

1.43 “Specifications” shall mean the technical specifications for each Deliverable, as specified in the applicable Statement of Work for such Deliverable.

1.44 “Statement of Work” shall mean a document that describes the development services that each Party agrees to perform pursuant to the terms of this Agreement and which shall contain, as applicable and as agreed by the Parties, the scope of activities, personnel and other resources to be provided by each Party, technical and functional requirements (including all Specifications), development tasks, time for start and completion, interim milestones, acceptance criteria, scheduled Launch Date, allocation of funding responsibility, responsibilities of each Party with respect to the

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Consumer Data of the other Party in connection with the applicable products or services that are the subject of the development work, allocation of ownership of any developed intellectual property, revenue shares, if any, payable by one Party to the other Party in connection with distribution of the applicable products or services that are the subject of the development work, applicable representations, warranties, and indemnities, any amendments to the terms and conditions of this Agreement that are required to implement such development services, and any other relevant terms related to the subject matter of such Statement of Work. Each Statement of Work shall be agreed upon and executed by the Parties and consecutively numbered and annexed as a part of Exhibit A, for example, Exhibit A-1, Exhibit A-2, Exhibit A-3, etc. The Specifications for any Deliverables to be provided pursuant to such Statement of Work shall be attached to such Statement of Work and incorporated by reference therein.

1.45 “Subscriber” shall have the meaning set out in the Vendor Agreement, [*].

1.46 “Tax” shall mean any and all forms of taxation and statutory, governmental, state, provincial, local or municipal impositions, duties, imposts, contributions, rates and levies, anywhere in the world whenever imposed, and all penalties, fines, charges, costs and interest relating thereto.

1.47 “Tax Authority” shall mean any statutory, federal, state, governmental or municipal authority or body (anywhere in the world) involved in the collection or administration of any Tax.

1.48 “Technology” shall mean code, screens, specifications, designs, works, plans, drawings, data, prototypes, discoveries, algorithms, inventions, formulae, research, developments, methods, processes, procedures, improvements, “know-how”, compilations, Look and Feel, technical information and materials, in oral, demonstrative, written, graphic or machine-readable form.

1.49 “Term” shall have the meaning set forth in Section 11.1.

1.50 “Third Party Claim” shall have the meaning set forth in Section 12.3(a).

1.51 “TiVo Elements” shall mean any and all modules, templates, interfaces, components, utilities, subsets, objects, program listings, tools, models, programs, systems, analysis frameworks and leading practices owned or developed by TiVo or its subcontractors.

1.52 “TiVo Competitor” means those entities listed on Schedule 1.17, which schedule may be amended by mutual agreement of both parties.

1.53 “[*]” means any and all information collected directly by [*].

1.54 “TiVo Mark” shall have the meaning set forth in Section 10.5.

1.55 “TiVo-Owned” shall have the meaning set forth in TiVo’s Form 10-K and 10-Q filings with the Securities and Exchange Commission.

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1.56 “TiVo Service” means the digital video recording solution offered by TiVo that allows a Subscriber to store and manage content obtained through a TiVo-enabled digital video recorder.

1.57 “TiVo Technology” shall mean all Technology and TiVo Elements in oral, demonstrative, written, graphic or machine-readable form, and either owned by TiVo as of the Effective Date or developed thereafter by TiVo or its subcontractors or by third parties for TiVo or its subcontractors. TiVo Technology does not include any element, segment or component of BBY Technology.

1.58 “TiVo User” shall mean any end user authorized by TiVo to use any TiVo Service.

1.59 “TiVo User Agreement” shall have the meaning set forth in Section 8.1.

1.60 “Vendor Agreement” shall mean the Vendor Agreement, [*].

2. DEVELOPMENT PARAMETERS. The parties may engage in certain development work, as outlined and further described in Sections 3 and 4. Prior to engaging in any development work, the Parties will meet to scope the opportunity and will negotiate in good faith a separate Statement of Work. Each Party shall perform the tasks as mutually agreed and described in each Statement of Work. Funding of development costs for each project will be as contained in each agreed upon Statement of Work. Each Party shall otherwise bear its own costs of performing the tasks it undertakes to perform pursuant to any Statement of Work unless otherwise specified in such Statement of Work. The Parties agree that all development work will be funded and performed [*]. For the avoidance of doubt, the Parties acknowledge and agree that [*].

3. IMMEDIATE DEVELOPMENT AND/OR COORDINATION BETWEEN THE PARTIES

3.1 BBY Showcase

(a) General. After the Media Application Launch Date [*], whichever is earlier, during the Term and subject to each parties written acceptance of a Statement of Work addressing the terms under which TiVo will provide BBY a showcase (“Showcase Terms”), TiVo shall make available to BBY [*] (the “BBY Showcase”). Subject in each case to TiVo’s technical requirements and limitations as more fully set forth in the Showcase Terms, the BBY Showcase shall include the following features: (i) [*]; and (iii) [*]. The BBY Showcase shall [*] on such Existing Platforms and such future TiVo DVR platforms that incorporate the Media Application and the BBY Showcase [*].

(b) Statement of Work Date. The Parties intend to agree to a Statement of Work (which will include a scheduled Launch Date) for the development of the BBY Showcase, and will

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use commercially reasonable efforts to execute such Statement of Work [*] from the Effective Date of this Agreement.

(c) Future Development. Subject to the Parties’ advance written agreement on a Statement of Work addressing such development, the Parties may develop the functionality for BBY Showcases to enable TiVo Users [*].

3.2 [*]. Immediately after the Effective Date, TiVo and BBY will work together to develop a conceptual plan [*]. TiVo will provide [*]. The conceptual designs will [*].

3.3 [*]. The parties acknowledge the potential value of [*]. As such, after the Media Application Launch Date [*], whichever is earlier and during the Term, TiVo will [*].

4. POTENTIAL FUTURE DEVELOPMENT OPPORTUNITIES

4.1 General. The Parties anticipate that they may undertake one or more of the development opportunities described in this Section 4, provided that [*].

4.2 [*]. The Parties may enter into a Statement of Work pursuant to which TiVo shall perform development work to cause the [*] to [*]. Such Statement of Work would identify development that would enable the [*] to [*] after the applicable Launch Date.

4.3 [*]. The Parties may enter into a Statement of Work pursuant to which TiVo shall perform development work to cause the [*] to [*]. Such Statement of Work would identify development that would enable the [*] to [*].

4.4 [*]. After the Media Application Launch Date [*], whichever is earlier and during the Term, the Parties may enter into one or more Statements of Work pursuant to which TiVo shall perform development work to cause [*], subject to approval by TiVo [*] and subject to the engineering development conditions set forth in Section 4.14.

(a) Future Opportunities. At BBY’s request and after execution of the applicable Statement of Work, TiVo and BBY would work together to investigate additional mechanisms to streamline access to the applicable [*]. Potential mechanism, but not binding unless otherwise agreed in writing by both Parties, include:

(i) [*];

(ii) [*]; and

(iii) [*].

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4.5 [*]. The Parties may enter into a Statement of Work pursuant to which TiVo shall perform development work to [*] to enable [*] from TiVo DVRs that incorporate the Media Application [*] after the applicable Launch Date (the “[*]”). For purposes of clarity, the Existing Platforms would not support the [*]. [*] would be made available on all TiVo DVRs that are technologically capable of integrating and executing the Media Application, and [*] after the applicable Launch Date.

(a) [*]. It is understood by the Parties that [*] would enable [*] in the Media Application shall be [*] in a manner consistent with Schedule 4.6(a) (the “[*]”). [*] in the Media Application shall be [*] in Schedule 4.6(b) (the “[*]”). Determination of which [*] are [*] would be [*] as follows:

(i) [*];

(ii) [*];

(iii) [*]; and

(iv) [*].

(b) Content Provider Position in BBY Retail Channel. After the commercial release of the [*] and during the Term, subject in each case to [*], [*] will have the [*] within the Media Application and Existing Platforms [*]. [*]. [*].

4.6 [*]. [*] completed through the [*] via the Media Application and the Existing Platform Interface will be specifically negotiated and included in the applicable Statement of Work.

4.7 Development of [*]. Subject to the advance written agreement on a Statement of Work, the Parties shall work together to develop the [*]. The Parties will use commercially reasonable efforts to scope and negotiate the related Statement of Work within [*] after the Effective Date, and to develop [*]. BBY will also [*]. For the avoidance of doubt, it would be BBY’s intent to [*]. For purposes of clarity, the Parties understand and agree that the [*].

4.8 [*]. After the Media Application Launch Date [*], whichever is earlier and during the during the Term and subject to each parties written acceptance of a Statement of Work addressing the terms under which TiVo would distribute any [*] (defined herein) through the [*] on the TiVo Service, if BBY develops [*] (each, a “[*]”), TiVo shall make available [*] on all Existing Platforms and future TiVo DVR platforms that incorporate the [*] of the TiVo Service. As part of such [*], the [*] shall be available for access by TiVo subscribers to enable the [*].

4.9 [*]. If BBY develops an [*] that will enable the [*] (“[*]”), the Parties may negotiate a Statement of Work pursuant to which the [*] and would be [*] on the Media Application and Existing Platforms distributed through the [*], subject only to technical limitations and device compatibility.

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Further, the Parties may enter into a Statement of Work pursuant to which the Parties would integrate the [*] such [*] Media Application and Existing Platforms with [*]. Additionally, BBY and TiVo may develop services that [*]. [*] the Media Application and Existing Platform Interfaces will be specified in the applicable Statement of Work.

4.10 [*]. If BBY develops a [*] (“[*]”), the Parties may negotiate a Statement of Work pursuant to which the Parties would integrate the [*]. The [*] (“[*]”) [*]. [*] the Media Application and Existing Platform Interface will be specified in the applicable Statement of Work.

4.11 [*]. During the Term, at BBY’s request, the Parties shall use commercially reasonable efforts [*] would comprise “Other Development” as described in Section 4.14 below.

4.12 Certain Strategic Opportunities. BBY and TiVo shall use commercially reasonable efforts to pursue on a joint basis, the following strategic initiatives (including, with regard to (a) and (b), as may be otherwise described herein in further detail): (a) [*], (b) [*], (c) [*], and (d) [*].

4.13 [*]. From time to time, but at least on a regular [*] basis, the Parties will undertake [*] between the Parties’ designated representatives in which the Parties shall discuss [*] for (a) [*], if applicable, (b) [*], and (c) as applicable and reasonably available to each Party, [*].

4.14 Other Development. In addition to the specific development initiatives outlined above and after the Media Application Launch Date [*], whichever is earlier and during the Term, [*] (a) [*], (b) [*], and (c) [*], all as further defined in the applicable Statement of Work to be mutually agreed by the Parties.

4.15 Technical Support; Updates. Throughout the Term, [*] related to the TiVo Service and will provide [*].

5. BBY MARKETING AND MERCHANDISING COMMITMENT

5.1 BBY Marketing Commitment

(a) General. Commencing on the Media Application Launch Date [*], whichever is earlier, and during the remainder of the Term, BBY shall enhance the BBY in-store merchandising presence for TiVo-enabled devices (excluding any MSO/DBS Devices) and develop and execute marketing and promotional activities to maximize sales of TiVo-enabled devices (excluding any MSO/DBS Devices) for the distribution of TiVo Service, as provided herein. BBY shall ensure that the BBY Marketing Commitment shall be [*]. Starting on the first Additional Marketing Commitment Launch Date, the value of the [*] BBY Marketing Commitment shall [*]. Starting on the next Additional Marketing Commitment Launch Date, the value of the [*] BBY Marketing Commitment shall [*]. For purposes of clarification, the BBY Marketing Commitment shall be determined relative to [*]. BBY acknowledges and agrees that at all times during the Term it shall

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ensure that [*] the total BBY Marketing Commitment shall be [*]. The value of all such marketing activities shall be [*]. The Parties agree to [*].

(b) Specific Marketing Resources. The marketing and promotional activities to be undertaken by BBY shall [*]: (i) [*]; (ii) [*]; (iii) [*]; (iv) [*]; and (v) [*]. The implementation, nature, timing and other considerations related to any other marketing or promotional activities to be undertaken by BBY would be [*] and may include [*] the following: (v) [*]; (vi) [*]; (vii) [*] and (viii) [*].

(c) [*]. [*], notwithstanding anything to the contrary in this Agreement, BBY does [*].

5.2 [*]. In connection with this Agreement, BBY and TiVo will seek to generate, at a minimum, the following levels of [*]: (a) the [*], (b) the [*], and (c) the [*]:

[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

*	[*].

6. FEES AND PAYMENTS

6.1 [*]. Notwithstanding any other amounts in the Vendor Agreement to the contrary, [*]:

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*	[*].

(a) During the Term of this Agreement, [*]. Subscribers acquired prior to or after this Agreement shall be governed by the terms of the Vendor Agreement. The same restrictions shall apply to what constitutes a “Subscriber” under this Agreement as under the Vendor Agreement. [*].

6.2 [*]. After the Media Application Launch Date [*], whichever is earlier, and during the Term, [*]. Notwithstanding the foregoing, [*].

6.3 [*]. From and after the date on which the total number of Existing Platforms and [*]after the Effective Date [*], BBY shall [*].

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6.4 Payment Terms. Unless otherwise agreed in writing between the Parties, all payments by BBY to TiVo, by TiVo to BBY, and other transfers of funds between the Parties required shall be made by bank transfer, and all charges and fees relating to such transfers (including, without limitation, those levied by the paying and payee bank or other financial institution) will be borne by the Party receiving the payment and shall be made in accordance with the payment terms and obligations contained in Exhibit C.

6.5 Taxes. Each Party shall be liable for Taxes based on its own net income, items of tax preference, profit, network, capital stock, franchise, property or conduct of business, or similarly based Taxes.

7. PRODUCT PURCHASES; FORECASTS

7.1 Purchase Terms. The Parties acknowledge and agree that the distribution by TiVo to BBY of all TiVo DVRs for distribution through the BBY Retail Channel prior to and after the Effective Date shall be governed by the terms of the existing Vendor Agreement between TiVo and BBY Purchasing LLC dated March 3, 2002, as amended (“Vendor Agreement”), except to the extent any specific term in the Vendor Agreement is specifically amended and superseded by a term in this Agreement.

7.2 [*]. Notwithstanding anything to the contrary in the Vendor Agreement, which shall be amended in relevant part by this Section 6.1, during the Term, no later than five (5) days after the end of each month, BBY shall [*].

8. END USER RELATIONSHIPS

8.1 TiVo User Agreements. As between the Parties, TiVo shall be solely responsible for entering into a user agreement with each TiVo User governing subscriptions to the TiVo Service (the “TiVo User Agreement”). TiVo shall establish all terms of the TiVo User Agreement in its sole discretion and may choose to use different forms of the TiVo User Agreement in different territories. Notwithstanding the foregoing, TiVo agrees to inform BBY [*] of any change to the TiVo User Agreement that would require BBY to make any changes to its policies or practices.

8.2 Privacy. Each Party assumes responsibility for compliance with applicable data protection and privacy laws, and all applicable privacy policies, with respect to all of its activities and with respect to any consumer data collected by such Party. The Parties shall take all steps and do, or omit to do, all things and deliver any documents, consents, notices or things as are necessary, as any Agency or court order may require, to ensure that BBY and TiVo comply with all applicable data protection and privacy regulations.

8.3 Ownership. Each Party will own its Consumer Data in whatever form or format and, except as otherwise expressly stated in this Agreement or restricted by such Party’s privacy policies, may use such Consumer Data in whatever form or format without restriction, in accordance with all

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Applicable Laws. For the avoidance of doubt and for clarification, the same information may be separately collected by each Party and at the same time be Consumer Data of each Party. Any Consumer Data provided by one Party to the other Party under this Agreement will be used by the receiving Party solely to the extent necessary to permit such Party to perform its obligations and exercise its rights under this Agreement, or as otherwise permitted hereunder; provided, however, that, for purposes of clarity, the foregoing will not apply to the extent that the receiving Party has obtained or later obtains any of the other Party’s Consumer Data independent of the provision of such by the delivering Party and without breach of the terms of this Agreement. Without limiting the foregoing, neither Party will directly or indirectly disclose or make available to any third party or to the public generally any Consumer Data of the other Party to the extent such information (y) is personally identifiable or is disclosed or made available in a segregated manner such that the recipient of such information would know or be able to discern that such information pertains specifically to the other Party, the other Party’s customers either individually or in the aggregate, including a particular consumer; or (z) identifies that a specifically identified consumer is a customer or subscriber of the other Party.

8.4 Cardholder Data. Each Party acknowledges and agrees that it will come into the possession of “Cardholder Data” of customers during the Term. Each Party acknowledges that it is responsible for the security of Cardholder Data in its possession. For purposes of this Agreement, “Cardholder Data” shall have the same meaning as that term is given in the PCI DSS as amended and updated from time to time

8.5 Marketing. During the Term and as may otherwise be agreed between the Parties, each Party agrees that it will not specifically target advertising to customers of the other Party based solely on information obtained about the other Party’s customers from the other Party through this Agreement.

9. REPRESENTATIONS AND WARRANTIES

9.1 From TiVo. TiVo represents and warrants as of the Effective Date and for as long as this Agreement remains in effect as follows:

(a) Due Incorporation. TiVo is duly incorporated and validly existing under the laws of the State of Delaware and has the power to own its property and to carry on its business as now being conducted.

(b) Execution. The execution and delivery of this Agreement and compliance by TiVo with all provisions of this Agreement (i) are within the corporate power and authority of TiVo and (ii) have been duly authorized by all requisite corporate proceedings. This Agreement has been duly executed and delivered by TiVo and constitutes a valid and binding agreement of TiVo, enforceable in accordance with its terms.

(c) No Consents. No authorizations or other consents, approvals or notices of or to any Person are required in connection with the execution by TiVo of this Agreement.

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9.2 TiVo Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, TIVO DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE TIVO SERVICE, TIVO TECHNOLOGY, TIVO PLATFORMS, [*], [*], OR DELIVERABLES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, SATISFACTORY QUALITY, OR ACCURACY. WITHOUT LIMITING THE FOREGOING, TIVO DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, AND TIVO EXPRESSLY DISCLAIMS ANY LIABILITY SOLELY IN RESPECT OF ANY CONTENT OR INSTRUCTIONS SUPPLIED BY BBY OR ANY THIRD-PARTY CONTENT PROVIDER THAT ARE INCOMPLETE, INCORRECT, INACCURATE, ILLEGIBLE, OUT OF SEQUENCE, OR IN THE WRONG FORM, OR ARISING FROM THEIR LATE ARRIVAL OR NON-ARRIVAL, OR ANY OTHER ACT OR OMISSION OF BBY OR ANY BBY VENDOR THAT CAUSED ANY SUCH LIABILITY.

9.3 BBY Representations and Warranties. BBY represents and warrants as of the Effective Date and for as long as this Agreement is in effect as follows:

(a) Due Incorporation. BBY is a limited partnership duly organized and existing in good standing under the laws of the State of Virginia.

(b) Execution. The execution and delivery of this Agreement and compliance by BBY with all provisions of this Agreement (a) are within the corporate power and authority of BBY, and (b) have been duly authorized by all requisite corporate proceedings. The Agreement has been duly executed and delivered by BBY and constitutes a valid and binding agreement of BBY, enforceable in accordance with its terms.

(c) No Consents. No authorizations or other consents, approvals or notices of or to any Person are required in connection with the execution by BBY of this Agreement.

9.4 BBY Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BBY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING ITS USE OF THE SERVICES OR BBY DELIVERABLES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, SATISFACTORY QUALITY, OR ACCURACY.

10. PROPRIETARY RIGHTS

10.1 Technology Ownership

(a) General. Subject to Section 10.1(b), BBY or its subcontractors, as applicable, shall retain all right, title to and ownership of any and all BBY Technology, including any and all

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modifications, derivative works or improvements thereto, and BBY’s Intellectual Property Rights associated therewith. Subject to Section 10.1(b), TiVo or its subcontractors, as applicable, shall retain all right, title to and ownership of any and all TiVo Technology, including any enhancements and modifications thereto and, derivative works thereof, and TiVo’s Intellectual Property Rights associated therewith.

(b) Ownership/Rights. Ownership rights in any technology developed pursuant to a Statement of Work shall be set forth in the applicable Statement of Work. However, if any particular Statement of Work fails to specifically address ownership of the related developed property, each Party shall own any Technology developed by such Party subject to the following: if, in the course of performance of any development obligations under any Statement of Work, a Party (the “Assignor”) acting alone or jointly with the other Party develops, conceives, reduces to practice or creates an Improvement to the Technology of the other Party (the “Assignee”), such Improvement (each an “Assigned Improvement”) shall be the sole and exclusive property of the Assignee. In such case, Assignor hereby irrevocably assigns to Assignee all right, title and interest worldwide in and to any and all Assigned Improvements and all applicable Intellectual Property Rights related thereto, and the Assignee hereby grants to the Assignor a perpetual, worldwide, irrevocable, royalty-free, fully-paid license to use, distribute and otherwise commercially exploit the Improvement in or with the Assignor’s own Technology. If Assignor has any rights to an Assigned Improvement that cannot, as a matter of law, be assigned to the Assignee, Assignor hereby unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Assignee with respect to such rights, and agrees, at Assignee’s request and expense, to consent to and join in any action to enforce such rights. Assignor agrees to cooperate with Assignee or its designee(s), at the Assignee’s expense, both during and after the Term, in the procurement and maintenance of the Assignee’s rights in any Assigned Improvements and to execute, when requested, any other documents deemed reasonably necessary by Assignee to carry out the purpose of this Agreement.

(c) Restrictions. Other than as specifically provided herein or in a Statement of Work, neither Party shall itself, or through any Affiliate, agent or other third party, entity or other business structure: (i) sell, lease, license or sublicense any or all of the other Party’s Technology or other Confidential Information or Intellectual Property Rights associated therewith; (ii) decompile, disassemble, re-program, reverse engineer or otherwise attempt to derive or modify any of the other Party’s Technology (including source code and source code documentation) in whole or in part, except as expressly permitted by Applicable Law, or (iii) write or develop any derivative works of the other Party’s Technology.

10.2 TiVo Platforms. BBY acknowledges that this Agreement confers no rights to the TiVo platforms or network or any database residing on such network and that BBY is prohibited from accessing the TiVo platforms without TiVo’s prior written consent.

10.3 TiVo Interactive Tagging Technology License. Subject to each Party’s written acceptance of a Statement of Work addressing the terms and conditions under which TiVo will license to BBY the TiVo proprietary interactive tagging technology (“Interactive Tagging

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License”), BBY shall have the right to use on an internal basis [*] such TiVo interactive tagging technology solely in and for the purpose of facilitating television advertising campaigns at no charge to BBY [*]. [*]. The tags would enable viewers to link directly from a television spot to the BBY Showcase where they could interact with relevant information.

10.4 BBY Marks

(a) License. BBY grants to TiVo, for the Term, a non-exclusive, non-transferable, royalty-free, revocable license to use, with BBY’s prior written approval on a case-by-case basis and in BBY’s sole discretion, any corporate logos, slogans, trademarks or service marks of BBY (each, an “BBY Mark”), in connection with TiVo’s provision of the development services, development of the Deliverables, and distribution of the TiVo Service. Notwithstanding the foregoing, any previously approved use of a BBY Mark shall be deemed to include prospective approval for the same or substantially the same use of such Mark on a going-forward basis during the Term.

(b) Policies. TiVo shall use all BBY Marks in accordance with BBY policies. BBY shall have the right to proscribe any use by TiVo of a BBY Mark, including any use that is not in accordance with any and all of BBY policies. TiVo shall replace any BBY Mark upon five (5) days’ prior written notice from BBY; provided, however, that TiVo may continue to use any previously printed material and any electronic representations of such BBY Marks contained in the TiVo Service, on TiVo DVRs and other consumer electronics devices still containing such BBY Mark until reasonable use of such materials is exhausted or in the case of products capable of being electronically updated until such time as TiVo may reasonably engage in such update in the normal course of business without undue burden or expense (provided that if TiVo has materially breached this Agreement, TiVo shall discontinue such use in accordance with Section 11.6); provided further, however, that BBY shall have the right to acquire such previously printed materials upon payment to TiVo of TiVo’s printing and out-of-pocket expenses associated with such materials.

(c) Goodwill. TiVo shall not engage in any action associated with an BBY Mark that adversely affects the good name, goodwill, image or reputation of BBY. All uses of an BBY Mark hereunder shall inure to the benefit of BBY.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.5 TiVo Marks

(a) License. TiVo grants to BBY, for the Term, a non-exclusive, non-transferable, royalty-free, revocable license to use, with TiVo’s prior written approval on a case-by-case basis and in TiVo’s sole discretion, any corporate logos, slogans, trademarks or service marks of TiVo (each, an “TiVo Mark”), in connection with BBY’s performance in accordance with this Agreement including the marketing, advertising, and sale of TiVo products. Notwithstanding the foregoing, any previously approved use of a TiVo Mark shall be deemed to include prospective approval for the same or substantially the same use of such Mark on a going-forward basis during the Term.

(b) Policies. BBY shall use all TiVo Marks in accordance with TiVo policies. TiVo shall have the right to proscribe any use by BBY of a TiVo Mark, including any use that is not in accordance with any and all of TiVo policies. BBY shall replace any TiVo Mark upon five (5) days’ prior written notice from TiVo; provided, however, that BBY may continue to use any previously printed or otherwise denoted material still containing such TiVo Mark until reasonable use of such materials is exhausted (provided that if BBY has materially breached this Agreement, BBY shall discontinue such use in accordance with Section 11.6); provided further, however, that TiVo shall have the right to acquire such previously printed materials upon payment to BBY of BBY’s printing and out-of-pocket expenses associated with such materials.

(c) Goodwill. BBY shall not engage in any action associated with a TiVo Mark that adversely affects the good name, goodwill, image or reputation of TiVo. All uses of a TiVo Mark hereunder shall inure to the benefit of TiVo.

11. TERM AND TERMINATION

11.1 Term. This Agreement shall be effective as of the Effective Date and shall remain in force for a period of five (5) years from the Media Application Launch Date [*], whichever is earlier, unless terminated earlier as permitted in this Agreement (the “Term”).

11.2 Termination for Convenience. At any time after (a) [*] or (b) [*], either Party may terminate this Agreement for convenience by providing the other Party with [*] advance written notice after the earlier occurrence of either (a) or (b).

11.3 Termination for Cause. Either Party may, by written notice to the other, terminate this Agreement if the other Party is in material breach of this Agreement. The written notice required under this Section 11.3 shall reference this Section 11.3, and specify the breach on which termination is based. Following receipt of such notice, the other Party shall have thirty (30) days to cure such breach, if curable, and this Agreement shall terminate in the event such cure is not effected by the end of such period.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.4 Termination for Force Majeure Event. Either Party shall have the right to terminate all or any applicable portion of this Agreement upon thirty (30) days’ prior written notice to the other Party in the event that the other Party is prevented from performing its obligations under this Agreement pursuant to a Force Majeure Event as described in Section 15.1(a) for a period of thirty (30) days or more.

11.5 Other Termination Rights

(a) Insolvency and Bankruptcy. One Party may terminate this Agreement upon written notice to the other Party if the other Party: (i) is adjudged a bankrupt; (ii) makes an assignment for the benefit of creditors; (iii) becomes insolvent; (iv) becomes subject to bankruptcy protection; or (v) has a receiver of any property appointed in any action, suit or proceeding by or against it and such receiver is not removed within thirty (30) days after appointment.

(b) Change of Control. BBY may terminate this Agreement immediately upon written notice to TiVo in the event of a Change of Control of TiVo that results in a BBY Competitor directly or indirectly controlling TiVo, or TiVo directly or indirectly controlling a BBY Competitor. TiVo may terminate this Agreement immediately upon written notice to BBY in the event of a Change of Control of BBY that results in a TiVo Competitor directly or indirectly controlling BBY, or BBY directly or indirectly controlling a TiVo Competitor.

(c) [*]. [*].

11.6 Obligations upon Termination; Effects of Termination. Upon the termination or expiration of this Agreement, each Party shall (a) as soon as reasonably practicable (but in any event [*]) discontinue any use of the name, logotype, trademarks, trade names, service marks, service names or slogans and other marks of the other Party and the other Party’s products and services, (b) as soon as reasonably practicable, discontinue all representations or statements from which it might be inferred that any relationship exists between the Parties, (c) in no way act in any way to damage the reputation of the other Party or the other Party’s products or services, and (d) comply with the provisions of Section 14.3. Termination of this Agreement shall not release either Party from any liability which at the time of termination has already accrued to the other Party or which thereafter may accrue with respect to any act or omission before termination, or from any obligation which is expressly stated in this Agreement to survive termination. Termination of this Agreement, for any reason permitted hereunder, shall be without prejudice to any other rights or remedies of the Parties; provided, however, that neither Party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms. Unless either Party also specifically states in a notice of termination in accordance with the terms of the Vendor Agreement, it is expressly understood between the Parties that the Vendor Agreement would continue in full force and effect regardless of any earlier termination or expiration of this Agreement.

11.7 Survival. Upon the expiration or termination of this Agreement for any reason, the Parties shall have no further obligations pursuant to the terms of this Agreement, except as set forth

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in Sections 6 (regarding continued payment of the per-Subscriber revenue share), 8-16, and any other terms which by their meaning are intended to survive.

12. INDEMNIFICATION, PROCEDURES AND LIABILITY

12.1 TiVo Indemnification. TiVo will defend, indemnify, save, and hold harmless BBY and its officers, directors, Affiliates, and employees from all damages, liabilities, costs or expenses, including reasonable attorneys’ fees from a third party claim (each, a “Claim”) (a) arising from a material breach of any representation or warranty in Section 9.1, (b) alleging that (i) the TiVo Service or TiVo Technology, or any element thereof (specifically excluding the BBY Marks, any element of any BBY Technology, or any content provided to TiVo by BBY), or (ii) any digital video recording device manufactured by TiVo or on its behalf that consist of any Existing Platform or incorporate the Media Application (“TiVo DVR”) infringes or misappropriates the Intellectual Property Rights of a third party, or (c) any death, personal injury, or damage to property caused by any TiVo DVR. TiVo will have no indemnification obligations under this Section 12.1 or otherwise to the extent that any Claim arises from: (a) misuse, unauthorized modifications, or any Improvements to the TiVo Service by BBY, (b) failure by BBY to implement corrections or improvements to the TiVo Service made available to BBY by TiVo in a timely fashion, when the Claim would not have arisen but for such failure, (c) use by BBY of the TiVo Service in a fashion not provided for in this Agreement, or (d) integration by BBY of the TiVo Service with any content, technology, or services not provided by TiVo. If TiVo receives written notice of an alleged infringement claim or believes that a claim of infringement is likely, or if the delivery of the TiVo Service is enjoined, TiVo may, at its sole option and expense: (i) procure for BBY the right to continue distributing the TiVo Service or TiVo DVRs, as applicable at no additional cost to BBY; (ii) modify or replace the infringing portion of the TiVo Service or TiVo DVR, as applicable, without materially adversely affecting its features or functionality; or (iii) if none of the foregoing options can be obtained using commercially reasonable efforts or upon commercially reasonable terms, TiVo shall have the right to suspend the delivery of the TiVo Service and any distribution of the TiVo DVRs and/or to terminate this Agreement in whole or in part. This Section 12.1 supersedes and replaces any indemnification obligations undertaken by TiVo in the Vendor Agreement to the extent that such obligations are interpreted to extend to Claims which arise from any content, technology, or services provided by BBY or any of its third party licensors, any development or integration work performed in connection with this Agreement, or any products or services developed or distributed pursuant to this Agreement. For purposes of clarity, the indemnification obligations contained in the Vendor Agreement only apply to the obligations of the Parties as specified in, and undertaken solely in connection with the Vendor Agreement and do not extend to any obligations of either Party undertaken in connection with this Agreement. Other than the foregoing exception, the indemnification obligations set forth in the Vendor Agreement shall remain in full force and effect.

12.2 BBY Indemnification. BBY will defend, indemnify, save and hold harmless TiVo and its officers, directors, Affiliates, and employees from all Claims (a) arising from a material breach of any representation or warranty in Section 9.2, (b) alleging that any BBY Technology or any element thereof (specifically excluding the TiVo Marks, any element of any TiVo Technology, or any content provided to BBY by TiVo) or any BBY Marks infringe or misappropriate the Intellectual Property Rights of a third party, or (c) arising from any allegations of false or misleading statements

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or false or misleading advertising claims made by BBY about TiVo’s products and services, excluding any statements or advertising approved by TiVo in accordance with this Agreement or based on materials provided to BBY by TiVo.

12.3 Procedure for Indemnification

(a) Notice of Indemnity Claims. If any Party entitled to or seeking indemnification hereunder (an “Indemnified Party”) (i) determines that any event, occurrence, fact, or condition has given or could give rise to a Claim for which such Indemnified Party is or may be entitled to, or may seek, indemnification under this Agreement, (ii) otherwise identifies an event, occurrence, fact, or condition giving rise (or which may give rise) to a right of indemnification hereunder in favor of such Indemnified Party, or (iii) becomes aware of the assertion of any Claim or of the commencement of any legal proceeding (any of the foregoing (i), (ii) or (iii), an “Indemnity Claim”), such Indemnified Party shall promptly notify the Party obligated to provide indemnification or from whom indemnification is being or will be sought (the “Indemnifying Party”) in writing of such Indemnity Claim (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder; provided, however, the failure of any Indemnified Party to give timely notice thereof shall not affect any of its rights to indemnification hereunder nor relieve the Indemnifying Party from any of its indemnification obligations hereunder, except to the extent the Indemnifying Party is materially prejudiced by such failure.

(b) Control of Defense. The Indemnified Party shall allow the Indemnifying Party the opportunity to assume direction and control of the defense against each Claim, at its sole expense, including, the settlement thereof at the sole option of the Indemnifying Party; provided that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless settlement or release is solely for monetary damages and does not involve any finding or admission by the Indemnified Party of a violation of law or other wrongdoing and contains an unconditional release of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in the disposition of any such matter and the Indemnified Party shall have the right and option to participate in the defense of any Third Party Claim as to which this Section 12 applies, with separate counsel at its election and cost. If the Indemnifying Party declines to assume the defense of any Claim within thirty (30) days after notice thereof, the Indemnified Party may assume the defense thereof for the account and at the risk of the Indemnifying Party.

13. LIMITATION OF LIABILITY

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR BREACHES OF SECTION 14, ANY CLAIMS RELATED TO THE MISUSE OR MISAPPROPRIATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER

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(INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION ON LIABILITY IS A FUNDAMENTAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES, AND THE PARTIES WOULD NOT BE ABLE TO ENTER INTO THIS AGREEMENT WITHOUT SUCH LIMITATION. THE LIMITATIONS SET FORTH IN THIS SECTION 13 SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14. CONFIDENTIAL INFORMATION

14.1 Protection. All Confidential Information shall be deemed to be, and to remain, the property of the disclosing Party, notwithstanding its disclosure pursuant to this Agreement. For the Term and for five (5) years thereafter, the receiving Party shall: (a) receive and retain such Confidential Information in confidence; (b) implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, which measures shall accord such Confidential Information at least the same level of protection against unauthorized use and disclosure that the receiving Party customarily accords its own information of a similar nature; (c) use or permit the use of such Confidential Information solely for the purposes of performing its obligation or exercising its rights pursuant to and in accordance with the terms of, this Agreement; (d) not disclose such Confidential Information to any third party, except to the receiving Party’s representatives, agents, contractors, attorneys, accountants and other advisors, in each case who have a need to know such Confidential Information for purposes of performing obligations in connection with this Agreement and who are under a duty, or have entered into a written agreement, of non-disclosure and restricted use containing provisions no less restrictive than those set forth in this Section 14; (e) promptly notify the disclosing Party in writing of any loss or unauthorized use or disclosure of or access to the disclosing Party’s Confidential Information, of the effect of such loss or intrusion and of the corrective actions the receiving Party has taken or will take in response to the loss or intrusion; and (f) use any and all Confidential Information it obtains directly or indirectly in accordance with Applicable Law.

14.2 Reproductions. The Parties shall each abide by and reproduce and include any restrictive legends or confidential rights notices (although such restrictive legends or confidential rights notices are not required for Confidential Information to be afforded the protection required by this Section 14) that appear in or on any Confidential Information of the other Party which such Party is authorized to reproduce. Neither Party shall remove, alter, cover or distort any confidential rights notices, legends, symbols or labels appearing in any Confidential Information of the other Party.

14.3 Exclusions. The restrictions on disclosure set forth in Section 14.1 shall not apply when, and to the extent that, the Confidential Information is required to be disclosed by the receiving Party by Applicable Law; provided that, with respect to any disclosure required by Applicable Law, to the extent legally permissible, the receiving Party shall use all reasonable efforts to provide the disclosing Party with at least ten (10) days’ prior written notice of such disclosure and the receiving Party shall disclose only that portion of the Confidential Information which is legally required to be furnished pursuant to the opinion of legal counsel of the receiving Party. Notwithstanding the foregoing, each Party retains the right, in its sole discretion, to disclose any Confidential Information to (a) any Agency, whether pursuant to an audit by such Agency or otherwise (in which case such

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Party shall seek confidential treatment of such Confidential Information), (b) to its Affiliates (provided that such Affiliates agree to be bound by the confidentiality provisions of this Agreement) and (c) to its subcontractors (provided that such subcontractors agree to be bound by the confidentiality provisions of this Agreement.

14.4 Return or Destruction of Confidential Information. Upon the termination or expiration of this Agreement, each Party shall promptly (and in any event within thirty (30) calendar days) return or, if requested by the other Party, destroy (and certify as to the destruction thereof, without retaining any copies, except those required for regulatory or legal purposes or on back-up data tapes not immediately accessible but which are subject to a scheduled deletion policy), all Confidential Information of the other Party, and other information, documents, manuals and other materials belonging exclusively to the other Party, except as may be otherwise provided in this Agreement or as otherwise required by Applicable Law.

14.5 Equitable Relief. The Parties acknowledge that the breach of any portion of this Section 14 would cause the disclosing Party irreparable harm for which monetary damages would be inadequate. Accordingly, in addition to other remedies available to it, the disclosing Party shall be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of any portion of this Section 14 by the receiving Party.

15. MISCELLANEOUS

15.1 Force Majeure

(a) A Force Majeure Event. For the purposes of this Agreement, “Force Majeure Event” shall include only any event, condition or circumstance set forth in the following sentence; provided that, in each case, such event, condition or circumstance is beyond the control of the Party affected (the “Affected Party”) and due to no fault of the Affected Party and that, despite all efforts of the Affected Party to prevent it or mitigate its effects, such event, condition or circumstance prevents the performance (but any obligation of BBY to make payments to TiVo hereunder shall not be subject to this Section 15.1) by such Affected Party of its obligations hereunder. Only the following events may be considered Force Majeure Events under this Agreement: (i) explosion and fire; (ii) flood, earthquake, storm or other natural calamity or act of God; (iii) strike or other labor dispute; (iv) war, insurrection or riot; and (v) acts of, or failure to act, by any Agency, including any orders issued by an Agency, and court orders. For the avoidance of doubt, the acts and omissions of each Party’s subcontractors hereunder shall be deemed within the control of such Party.

(b) Obligations Under Force Majeure

(i) If an Affected Party is rendered unable, wholly or in part, by a Force Majeure Event, to carry out some or all of its obligations under this Agreement, then, during the continuance of such inability, the obligation of such Affected Party to perform the obligations so affected shall be suspended.

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(ii) The Affected Party shall give written notice of the Force Majeure Event to the other Party (the “Unaffected Party”) (A) if the occurrence of the Force Majeure Event is foreseeable, then as soon as the Affected Party believes the event is likely to occur or (B) if the Force Majeure Event is not foreseeable, then as soon as practicable after such event occurs (but in no event more than five (5) days), which notice shall include information with respect to the nature, cause and date of commencement of the occurrence(s), and the anticipated scope and duration of the delay. Upon the conclusion of a Force Majeure Event, the Affected Party shall, with all reasonable dispatch, take all reasonably necessary steps to resume the obligation(s) previously suspended.

(iii) Notwithstanding the foregoing, an Affected Party shall not be excused under this Section 15.1 for (A) any non-performance of its obligations under this Agreement having a greater scope or longer period than is justified by the Force Majeure Event, or (B) for the performance of obligations that arose prior to the Force Majeure Event. Nothing contained herein shall be construed as requiring an Affected Party to settle any strike, lockout or other labor dispute in which it may be involved.

15.2 Severability. If any term, provision, or restriction of this Agreement or any annex, exhibit, or Schedule hereto is held by a court or panel of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits, Schedules and annexes shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions of this Agreement without including any of such terms, provisions, covenants or restrictions which may be hereafter declared invalid, void or unenforceable. The Parties agree to renegotiate in good faith to amend any provision held invalid, void or unenforceable but only to the extent necessary to make such provision enforceable consistent with the Parties’ intent.

15.3 Assignment of Agreement. No Party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and any attempted assignment, sublicense or transfer in derogation hereof shall be null and void; provided however that each Party may, without the prior consent of the other Party, assign, sublicense or transfer (a) any or all of its rights or obligations under this Agreement to any Affiliate of such Party, or (b) all of its rights and obligations under this Agreement to a successor in connection with a merger, reorganization or sale of substantially all of the assets of such Party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

15.4 Interpretation. References to Articles, Exhibits, Sections and Schedules are to be construed as references to the Articles or Sections of, and Exhibits or Schedules to, this Agreement, unless otherwise indicated, and terms such as “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to this entire Agreement rather than any particular part of the same.

15.5 Non-Exclusive Arrangement. Each Party recognizes and hereby expressly agrees that this Agreement in no way establishes an exclusive arrangement between TiVo and BBY, and

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each Party retains the ability to negotiate terms with, and enter into contracts with, any other third party, including any competitor of the other Party, at any time, without notice to the other Party and without incurring any liability by virtue thereof, subject to the provisions of this Agreement.

15.6 Amendment and Modification of Agreement. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms shall be valid unless set forth in writing and signed by both Parties.

15.7 Choice of Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York (without regard to any principles of conflicts of laws thereof).

15.8 Waiver of Compliance or Enforcement. The failure of either Party hereto to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

15.9 Notices. Except as otherwise expressly set forth in this Agreement, any notice, approval, request, authorization or other communication under this Agreement shall be given in writing, shall reference this Agreement and shall be deemed to have been delivered and given (a) when delivered personally; (b) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt or (c) upon completion of transmission, if sent via facsimile, with a confirmation of successful transmission. All communications shall be sent to the following addresses (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 15.8):

If to BBY:

Attention: Director Digital Video, Ryan Pirozzi Best Buy Stores, L.P. 7601 Penn Avenue South Richfield, MN 55423 Tele: (612) 291-1000 Fax:

with a copy to:

Attention: General Counsel Best Buy Stores, L.P. 7601 Penn Avenue South Richfield, MN 55423 Tele: (612) 291-1000 Fax:

If to TiVo:

Attention: SVP Joe Miller TiVo Inc.

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2160 Gold Street, Alviso, California 95002, Tele: (408) 519-9311 Fax:

with a copy to:

Attention: General Counsel TiVo Inc. 2160 Gold Street, Alviso, California 95002, Tele: (408) 519-9311 Fax:

15.10 Public Statements. The Parties intend to issue a mutually agreed joint press release or other public announcement describing the strategic relationship undertaken pursuant to this Agreement; provided that neither BBY nor TiVo will make public the nature or existence of this Agreement or any other agreement between BBY and TiVo without review and written approval by both BBY and TiVo’s public relations or other appropriate corporate communications officers and subject to the requirements of Applicable Law. Notwithstanding the foregoing, TiVo will consult with BBY with regard to any securities or other disclosure related to this Agreement.

15.11 Cumulative Remedies. Except as otherwise expressly provided for in this Agreement, the rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity and neither the asserting of any right nor the employing of any remedy shall preclude the concurrent assertion of any other right or employment of any other remedy.

15.12 Independent Contractor Status. The relationship of TiVo to BBY is that of an independent contractor, and nothing herein shall constitute or be deemed to constitute a joint venture, association or partnership between the Parties. Nothing in this Agreement shall be construed to give either Party the power to direct or control the daily activities of the other Party, and, except as specifically provided in this Agreement, neither Party grants the other Party the power or authority to make or give any agreement, statement, representation, warranty or other commitment on behalf of the other Party, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of the other Party or to transfer, release or waive any right, title or interest of the other Party.

15.13 Further Assurances. Each Party agrees to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective, to consummate and to perform the undertakings and obligations contemplated by this Agreement.

15.14 Need for Writing. No employee, agent, representative or Affiliate of either Party has authority to bind such Party to any oral representations or warranty concerning the services to be provided hereunder or any other aspect of this Agreement. Any written representation or warranty not expressly contained in this Agreement or made in writing by one of the authorized

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representatives of each Party hereto or any other person to whom such representatives have delegated their authority hereunder to in writing will not be enforceable.

15.15 Headings. The headings used in this document are for convenience only and are not to be construed to have any legal significance.

15.16 Counterparts. This Agreement may be executed in counterparts, both of which together shall be considered one and the same agreement, and shall become effective when both of the counterparts have been signed by each Party and delivered to the other.

15.17 Entire Agreement; Order of Precedence. This Agreement, including all exhibits, schedules and attachments attached hereto, together with the Vendor Agreement with regard to particular provisions and/or definitions specifically identified herein constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that the Vendor Agreement shall remain in full force and effect but shall be amended and superseded and replaced by each applicable term and condition in this Agreement that conflicts with any provision of the Vendor Agreement. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing. If any provision of any exhibit, schedule or attachment is inconsistent with this Agreement, then this Agreement shall control unless this Agreement expressly provides that, with respect to the subject matter of the inconsistency, the provision of the exhibit, schedule or attachment shall control.

15.18 Non-Solicitation. During the term of this Agreement, neither Party will, directly or indirectly, employ or solicit the employment or services of an employee of the other Party that is identified or targeted as a result of the performance of activities pursuant to the Agreement, without the other Party’s prior written consent. The foregoing provision will not apply to general employment advertisements and solicitations to any employee or independent contractor who initiates contact with the other Party regarding potential employment.

[signature page follows]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf as of the date first above written.

TiVo Inc.

By:	/s/ Joe Miller

Name:	Joe Miller

Title:	SVP, Sales

Date:	7/6/09

Best Buy Stores, L.P.

By:	/s/ Chris Homeister

Name:	Chris Homeister

Title:	SVP, Entertainment

Date:	7/7/09

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Schedule 1.5

This Schedule 1.5 may be amended by mutual agreement of both parties. The following entities will be deemed to be BBY Competitors under this Agreement:

[*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule 1.52

This Schedule 1.52 may be amended by mutual agreement of both parties. The following entities will be deemed to be TiVo Competitors under this Agreement:

[*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A

Statement of Work

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Schedule 4.6(a)

[*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule 4.6(b)

[*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit C

FEES AND PAYMENTS

I.	Payment Terms. [*]. The Parties further agree that, regardless of whether this Agreement is in effect of not, any past due monies owed by one Party to the other under this Agreement, or any other agreement between the Parties, may be offset against other amounts due to the paying Party.

II.	Reporting. [*].

III.	Audit. Each Party may, during the Term [*], engage an reputable independent certified public accountant who has not been retained on a contingent fee basis (the “Accountant”), to inspect, after reasonable prior written notice to the other Party, the relevant records and books of account of such other Party regarding any amounts payable by such other Party pursuant to this Agreement. [*].

Any such inspection by the requesting Party (a) shall be conducted during the other Party’s normal business hours and in a manner designed to minimize any disruption of the other Party’s business; and (b) may not be made [*] with the Effective Date. Prior to such inspection, the Accountant must agree in writing with the other Party to maintain in confidence all information disclosed by or received from the other Party in the course of such inspection. The other Party will pay the requesting Party any additional monies that are payable by the other Party pursuant to this Agreement within thirty (30) days of the completion of such an audit. The expenses of audits pursuant to this Section shall be borne by the requesting Party; provided, however, that the other Party shall be charged with the reasonable expense of any such audit that establishes an underpayment to the requesting Party, to which the other Party agrees, [*].

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.